Exhibit 2.1

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the ASSET PURCHASE AGREEMENT (the “Purchase Agreement”), made as of March 12, 2021, by and among True Harvest, LLC, an Arizona limited liability company (“Seller”), Greenrose Acquisition Corp, a Delaware corporation (“Parent”), and True Harvest Holdings, Inc., a Delaware corporation (“Buyer”), is entered into on October 28, 2021 (the “Effective Date”). Each of Seller, Parent and Buyer is referred to herein as a “Party” and collectively as the “Parties.” Terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, on the terms and subject to the conditions set forth in the Purchase Agreement, the Purchased Assets, and Buyer has agreed to assume from Seller the Assumed Liabilities; and

WHEREAS, the Parties now desire to amend certain provisions of the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchase Agreement is hereby amended as follows:

1.	Notwithstanding anything in Section 1.05.1 of the Purchase Agreement to the contrary, the Parties hereby agree that the Purchase Price Adjustment for the year 2021 shall be calculated using the cumulative year-to-date revenue of the Business as of September 30, 2021.

2.	Each of (a) the Seller, and (b) Parent and the Buyer, acknowledge and agree that the actual year--to-date revenue of the Business as of September 30, 2021 was below the 75% Hurdle.

3.	Prior to the Closing, except as otherwise provided in this Amendment or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall operate the Business in good faith in the ordinary course of business, using reasonable efforts to maintain and preserve intact the current Business and operations and to preserve the rights, goodwill and relationships of its employees, customers, lenders, vendors, and others having relationships with the Business

4.	The Seller acknowledges that, as of the Effective Date, the amounts on deposit in the Trust Account, after taking into account the potential redemptions disclosed in Parent’s public filings with the United States Securities and Exchange Commission as of the Effective Date, may be insufficient to satisfy the condition precedent set forth in Section 6.02(g) of the Agreement.

5.	The Parties agree to cooperate in good faith and to take such further actions as may be reasonably required to give full force and effect to their mutual intent in connection with entering into this Amendment and consummating the transactions contemplated hereby and by the Purchase Agreement (including, without limitation, by preparing and executing revised or additional Transaction Documents and/or updating applicable disclosure schedules).

6.	Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects confirmed. On and after the date of this Amendment, each reference in the Purchase Agreement to the “Agreement”, “hereinafter”, “herein”, “hereunder”, “hereof”, or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

7.	This Amendment may be executed in one or more counterparts (including by means of facsimile signature pages or other electronic means), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

SIGNATURE PAGE TO AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed by its duly authorized representative effective as of the date first set forth above.

SELLER:

TRUE HARVEST, LLC

By:	/s/ Michael Macchiaroli
Name:	Michael Macchiaroli
Title:	Manager

PARENT:

GREENROSE ACQUISITION CORP

By:	/s/ William F. Harley III
Name:	William F. Harley III
Title:	Chief Executive Officer

BUYER:

TRUE HARVEST HOLDINGS, INC.

By:	/s/ William F. Harley III
Name:	William F. Harley III
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Asset Purchase Agreement]